SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2005

Webster Financial Corporation.
(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

Webster Plaza, Waterbury, Connecticut		06702

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 578-2476

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Base Salaries. On February 24, 2005, the Board of Directors of Webster Financial Corporation (the “Company”) approved the Compensation Committee’s recommended base salaries for the executive officers listed below (the “Named Executive Officers”) in the amounts indicated, effective January 1, 2005.

Name	Base Salary Amount
James C. Smith	$748,000
William T. Bromage	$475,000
William J. Healy	$310,000
Joseph J. Savage	$275,000
Jeffrey N. Brown	$255,000

Annual Incentive Awards. On February 24, 2005, the Board of Directors of the Company approved the Compensation Committee’s recommended annual incentive awards for 2004, payable in cash, to the Named Executive Officers as follows:

Name	Annual Incentive Award
James C. Smith	$585,000
William T. Bromage	$312,800
William J. Healy	$178,500
Joseph J. Savage	$160,650
Jeffrey N. Brown	$138,922

The Company will provide additional information regarding the compensation of the Named Executive Officers in its Proxy Statement for the 2005 Annual Meeting of Shareholders, which will be issued in Mid-March.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
Date: March 2, 2005	By: /s/Harriet Munrett Wolfe Harriet Munrett Wolfe Executive Vice President, General Counsel and Secretary